Post-Qualification Amendment No. 16

File No. 024-11584

EXPLANATORY NOTE

RSE Collection, LLC has prepared this Post-Qualification Amendment No. 16 solely for the purpose of filing additional Exhibit 13 Testing the Waters materials due to EDGAR file size limitations.

i

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Collection, LLC (1)

Exhibit 2.2 – Fifth Amended and Restated Limited Liability Company Agreement of RSE Collection, LLC (4)

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC (3)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Collection Manager, LLC (4)

Exhibit 3.1 – Amended and Restated Standard Form of Series Designation (3)

Exhibit 4.1 – Standard Form of Subscription Agreement (10)

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement (4)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement (5)

Exhibit 6.3 – Amended and Restated Upper90 Secured Demand Promissory Term Note (2)

Exhibit 6.4 – Upper90 Credit and Guaranty Agreement (3)

Exhibit 6.5 – Standard Form Bill of Sale (3)

Exhibit 6.6 – Standard Form Purchase Agreement (4)

Exhibit 6.7 – NCPS PPEX ATS Company Agreement (4)

Exhibit 6.8 – Executing Broker Secondary Market Transactions Engagement Letter (4)

Exhibit 6.9 – Executing Broker Tools License Agreement (4)

Exhibit 6.10 – Transfer Agent Agreement (5)

Exhibit 6.11 – NCIT Software and Services License Agreement (6)

Exhibit 6.12 – Form of Assignment and Assumption Agreement (7)

Exhibit 6.13 – Standard Form #2 Purchase Agreement (8)

Exhibit 6.14 – Standard Form Purchase Option Agreement (12)

Exhibit 6.15 – Standard Form Consignment Agreement (12)

Exhibit 6.16 – Purchase Agreement in respect of Series #BATMAN1 (12)

Exhibit 6.17 – Form #2 of Assignment and Assumption Agreement (17)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (10)

Exhibit 8.2 – Amended and Restated Custody Agreement (5)

Exhibit 11.1 – Consent of EisnerAmper LLP (17)

Exhibit 12.1 – Opinion of Maynard, Cooper & Gale, P.C. (17)

Exhibit 13.1 – Testing the Waters Materials for Series #MACWORLD1 (9)

Exhibit 13.2 – Testing the Waters Materials for Series #BONDWATCH (9)

Exhibit 13.3 – Testing the Waters Materials for Series #95FF1 (10)

Exhibit 13.4 – Testing the Waters Materials for Series #MAYC857 (11)

Exhibit 13.5 – Testing the Waters Materials for Series #TREASURE (12)

Exhibit 13.6 – Testing the Waters Materials for Series #57UNITAS (12)

Exhibit 13.8 – Testing the Waters Materials for Series #PUNK2981 (12)

Exhibit 13.9 – Testing the Waters Materials for Series #WOW2221 (12)

Exhibit 13.10 – Testing the Waters Materials for Series #BAKC7820 (12)

Exhibit 13.11 – Testing the Waters Materials for Series # BATMAN (12)

Exhibit 13.12 – Testing the Waters Materials for Series #04PHELPS (13)

Exhibit 13.13 – Testing the Waters Materials for Series #VERSTAPP1 (13)

Exhibit 13.14 – Testing the Waters Materials for Series #NBAJAM (13)

Exhibit 13.15 – Testing the Waters Materials for Series #WOW6586 (14)

Exhibit 13.16 – Testing the Waters Materials for Series #MAYC9114 (14)

Exhibit 13.17 – Testing the Waters Materials for Series #OBAMABALL (14)

Exhibit 13.18 – Testing the Waters Materials for Series #AZUKI6704 (14)

Exhibit 13.19 – Testing the Waters Materials for Series #SANDBOX1 (14)

Exhibit 13.20 – Testing the Waters Materials for Series #STARWARS3 (14)

Exhibit 13.21 – Testing the Waters Materials for Series #WWLAND1 (14)

Exhibit 13.22 – Testing the Waters Materials for Series #96TIGER (15)

Exhibit 13.23 – Testing the Waters Materials for Series #58PELE4 (15)

Exhibit 13.24 – Testing the Waters Materials for Series #BART (15)

Exhibit 13.25 – Testing the Waters Materials for Series #HOMER (15)

Exhibit 13.26 – Testing the Waters Materials for Series #YEEZY (15)

Exhibit 13.27 – Testing the Waters Materials for Series #LEDZEPP1 (16)

Exhibit 13.28 – Testing the Waters Materials for Series #SI1 (16)

III-1

Exhibit 13.29 – Testing the Waters Materials for Series #ELVIS (16)

Exhibit 13.30 – Testing the Waters Materials for Series #GOLD1 (16)

Exhibit 13.31 – Testing the Waters Materials for Series #88ZELDA (16)

Exhibit 13.32 – Testing the Waters Materials for Series #DOOD7387 (17)

Exhibit 13.33 – Testing the Waters Materials for Series #SACHS1 (17)

Exhibit 13.34 – Testing the Waters Materials for Series #AZUKI8467 (17)

Exhibit 13.35 – Testing the Waters Materials for Series #32RUTH (17)

Exhibit 13.36 – Testing the Waters Materials for Series #20WITT (17)

Exhibit 13.37 – Testing the Waters Materials for Series #TOADZ5028 (17)

Exhibit 13.38 – Testing the Waters Materials for Series #TOADZ3079

Exhibit 13.39 – Testing the Waters Materials for Series #KENNERSET

Exhibit 13.40 – Testing the Waters Materials for Series #SANDBOX2

(1)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on June 30, 2017.

(2)Previously filed as an Exhibit to the Company’s Annual Report on Form 1-K filed with the Commission on April 29, 2020.

(3)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on March 29, 2021.

(4)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on July 14, 2021.

(5)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on October 12, 2021.

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on November 17, 2021.

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 2 to its Form 1-A filed with the Commission on November 24, 2021.

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 3 to its Form 1-A filed with the Commission on November 24, 2021.

(9)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 4 to its Form 1-A filed with the Commission on November 24, 2021.

(10)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 5 to its Form 1-A filed with the Commission on December 8, 2021.

(11)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 6 to its Form 1-A filed with the Commission on February 2, 2022.

(12)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 7 to its Form 1-A filed with the Commission on February 11, 2022.

(13)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 8 to its Form 1-A filed with the Commission on February 25, 2022.

(14)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 12 to its Form 1-A filed with the Commission on March 21, 2022.

(15)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 13 to its Form 1-A filed with the Commission on March 22, 2022.

(16)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 14 to its Form 1-A filed with the Commission on March 23, 2022.

(17)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 15 to its Form 1-A filed with the Commission on April 13, 2022.

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this post-qualification amendment to its offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 13, 2022.

RSE COLLECTION, LLC

By: RSE Collection Manager, LLC, its managing member

    By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

    By: /s/ George J. Leimer

    Name: George J. Leimer

    Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	April 13, 2022

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	April 13, 2022
RSE COLLECTION MANAGER, LLC By: Rally Holdings LLC, its sole member By: RSE Markets, Inc., its sole member By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	April 13, 2022

III-3